Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports Third-Quarter 2016 Results

OKLAHOMA CITY – Nov. 1, 2016 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the third quarter of 2016 and provided guidance for the fourth quarter of 2016.

Highlights

•	Achieved record-setting well results in U.S. resource plays

•	Increased STACK production 38 percent year over year

•	Decreased lease operating expenses 37 percent from peak rates

•	Expected cost savings to reach $1 billion in 2016

•	Completed $3.2 billion asset divestiture program

•	Repurchased $1.2 billion of debt

“Devon delivered an outstanding operational performance in the third quarter,” said Dave Hager, president and CEO. “Our development programs generated the best quarterly drill-bit results in Devon’s 45 year history. These prolific well results were centered in the STACK play, where production increased by 38 percent. We also continued to achieve significant cost savings in the quarter and we are on pace to reduce operating and G&A expenses by $1 billion in 2016.”

“In addition to our strong operating performance, we were able to successfully complete our $3.2 billion divestiture program,” Hager said. “These accretive transactions strengthened our investment-grade position and significantly reduced our leverage from earlier this year. This improved financial strength allows us to further accelerate investment in our best-in-class U.S. resource plays, led by the STACK and Delaware Basin.”

Record-Setting Well Results in U.S. Resource Plays

Total production averaged 577,000 oil-equivalent barrels (Boe) per day in the third quarter of 2016. Excluding divestiture properties, production from Devon’s retained asset base amounted to 550,000 Boe per day. With the shift to higher-margin production, oil is now the largest component of the company’s product mix at 45 percent of total volumes. To further enhance the profitability of production, Devon rejected approximately 6,000 barrels per day of ethane during the third quarter.

The majority of Devon’s retained asset production was attributable to its U.S. resource plays, which averaged 410,000 Boe per day. Production in the third quarter benefited from new well activity that achieved record-setting productivity. In aggregate, Devon commenced production on 20 development wells, with initial 30-day rates averaging an all-time quarterly high of 2,000 Boe per day. These prolific results were concentrated in the company’s STACK play, where production increased 38 percent year over year.

In Canada, Devon’s heavy-oil operations also delivered impressive results with net oil production reaching 137,000 barrels per day in the third quarter. Driven by the industry-leading performance of the Jackfish complex, Canadian oil production increased 13 percent compared to the third quarter of 2015.

In the upcoming fourth quarter, oil production from retained assets is expected to be relatively stable compared to the third quarter, ranging between 238,000 and 248,000 barrels per day. Key drivers of the stabilized oil production are high activity levels in the STACK and accelerated completion activity in the Eagle Ford. Top-line production from retained assets is projected to range between 524,000 and 546,000 Boe per day in the fourth quarter.

Operating and G&A Cost Savings to Reach $1 Billion in 2016

Devon’s successful cost-reduction initiatives resulted in lease operating expenses (LOE) of $355 million in the third quarter, which was 7 percent below the low end of guidance. This strong cost result represents a decline of 37 percent from peak costs in mid-2015. The decrease in LOE was primarily driven by improved power and water-handling infrastructure, declining labor expense and lower supply chain costs.

The company also realized significant general and administrative (G&A) cost savings. Net G&A expenditures declined to $141 million in the third quarter. Including capitalized costs, total G&A expense declined to $195 million, a 44 percent improvement compared to peak rates in early 2015. The decrease was driven by reduced personnel costs.

Due to the strong cost performance achieved year to date, the company is lowering its full-year 2016 LOE outlook by $55 million to a midpoint of $1.6 billion. With this improved outlook, Devon is on track to reduce LOE, production taxes and G&A costs by $1 billion compared to 2015.

Upstream Revenue Rises; EnLink Profitability Expands

Improving commodity prices advanced the company’s upstream revenue to $1.1 billion in the third quarter, with per-unit realizations increasing 13 percent compared to the previous quarter. Oil revenue increased to 67 percent of total upstream sales in the third quarter.

Devon’s midstream results also improved, with operating profits totaling $210 million in the third quarter, bringing the year-to-date total to $619 million. This steady source of profitability was driven by the company’s investment in EnLink Midstream. Year-to-date, EnLink-related operating profit has expanded 7 percent compared to the same period in 2015.

EnLink’s growing profitability is derived from an asset base that is positioned in some of the most attractive markets in North America, including the STACK, Midland Basin, Delaware Basin and an NGL business that services end-user demand along the Gulf Coast. In aggregate, the company’s ownership in EnLink is valued at approximately $3.5 billion and will generate cash distributions of $270 million in 2016.

Third-Quarter 2016 Operations Report

For additional details on Devon’s E&P operations, please refer to the company’s third-quarter 2016 operations report at www.devonenergy.com. Highlights from the report include:

•	Record-setting well results in the STACK

•	Raising Meramec and Woodford type curves

•	Accelerating Delaware Basin rig activity

•	Wolfcamp drilling to ramp up in 2017

•	Eagle Ford resumes completion activity

•	Jackfish complex production exceeds nameplate capacity

Divestiture Program Complete: Proceeds Reach $3.2 Billion

Devon’s divestiture program is now complete with total proceeds reaching $3.2 billion. During the quarter, the company closed on the sale of non-core assets in the Midland Basin, East Texas and Granite Wash for $1.8 billion. With the closing of these transactions, the company’s upstream divestiture proceeds have reached $2.1 billion.

Subsequent to quarter end, on Oct. 6, 2016, the company closed on the sale of its 50 percent interest in the Access Pipeline for USD $1.1 billion. In addition to these initial proceeds, Devon also has the right to receive an incremental USD $120 million payment with the sanctioning and development of a new thermal-oil project on Devon’s Pike lease in Alberta, Canada. The sale agreement further allows for Access Pipeline tolls to be reduced by as much as 30 percent with the future development of multiple projects at Pike.

Significant Liquidity and Financial Strength

Devon’s financial position remains exceptionally strong, with investment-grade credit ratings and excellent liquidity. The company exited the third quarter with $2.4 billion of cash on hand. Adjusted for the Access Pipeline sale, cash balances reached $3.5 billion.

In August, the company successfully tendered for $1.2 billion of debt, which is expected to reduce interest expense by $54 million annually. With the tendering activity focused on near-term maturities, Devon has no significant long-term debt maturities until mid-2021.

At the end of September, the company’s consolidated debt totaled $11.4 billion. Excluding non-recourse EnLink obligations and adjusting for Access Pipeline proceeds, adjusted net debt has declined to $4.7 billion.

Devon Increases Hedging Position in 2017

In recent months, Devon has had the opportunity to materially increase its hedging position in 2017. For oil volumes, Devon has utilized a combination of swaps and collars to hedge 83,000 barrels per day of production. For gas volumes, Devon now has 390 million cubic feet per day of production. These hedging positions represent more than 30 percent of current oil and natural gas production.

The company expects to continue to add to its hedging position and is targeting to have approximately 50 percent of its estimated revenues protected in 2017. This risk-management program will be a combination of systematic hedges added on a quarterly basis and discretionary hedges that take advantage of favorable market conditions.

Operating Cash Flow Grows 117 Percent; Earnings Beat Wall Street Consensus

Operating cash flow reached $726 million in the third quarter, a 117 percent increase compared to the second quarter of 2016. Combined with proceeds received from the sale of non-core assets, Devon’s total cash inflows for the quarter reached $2.4 billion.

Devon’s reported net earnings totaled $993 million or $1.89 per diluted share in the third quarter. These earnings results were impacted by certain items securities analysts typically exclude from their published estimates, with the most significant of these items being $1.4 billion in gains related to U.S. asset sales. Excluding these gains and other adjusting items, Devon’s core earnings were $47 million or $0.09 per diluted share, exceeding consensus analyst estimates.

Devon’s core earnings calculation in the third quarter was negatively impacted by an $85 million, non-cash tax charge. Excluding this charge, the company’s core earnings would have been $0.16 per share higher, further widening the margin of outperformance versus analyst expectations.

Updated 2016 Outlook

Detailed forward-looking guidance for the fourth quarter of 2016 is provided later in the release. Based on year-to-date results and Devon’s fourth-quarter outlook, most operating and financial metrics remain relatively unchanged compared to previous guidance disclosures.

Of note, in the fourth quarter, the company expects to increase its rig activity in the U.S. from five operated rigs running in the third quarter to as many as 10 operated rigs by year end. This activity is expected to result in approximately $400 million to $425 million of E&P capital expenditures in the fourth quarter.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Net debt, adjusted net debt, core earnings, and core earnings per share referenced within the commentary of this release are non-GAAP financial measures. Reconciliations and other important information regarding these non-GAAP measures are provided within the tables of this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post an operations report to its website at www.devonenergy.com. The company’s third-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Nov. 2, 2016, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices, including the currently depressed commodity price environment; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in exploration and development activities; risks related to our hedging activities; counterparty credit risks; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks relating to our indebtedness; our ability to successfully complete mergers, acquisitions and divestitures; the extent to which insurance covers any losses we may experience; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; competition for leases, materials, people and capital; cyberattacks targeting our systems and infrastructure; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risk and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

	Quarter Ended		Nine Months Ended
PRODUCTION NET OF ROYALTIES	September 30,		September 30,
	2016	2015	2016	2015

Oil and bitumen (MBbls/d)
U. S. - Core	108	140	124	143
Heavy Oil	137	121	128	107

Retained assets	245	261	252	250
Divested assets	6	21	13	24

Total	251	282	265	274

Natural gas liquids (MBbls/d)
U. S. - Core	96	108	107	109
Divested assets	8	26	17	27

Total	104	134	124	136

Gas (MMcf/d)
U. S. - Core	1,231	1,319	1,292	1,336
Heavy Oil	18	16	20	21

Retained assets	1,249	1,335	1,312	1,357
Divested assets	75	251	165	262

Total	1,324	1,586	1,477	1,619

Oil equivalent (MBoe/d)
U. S. - Core	410	467	446	474
Heavy Oil	140	124	132	111

Retained assets	550	591	578	585
Divested assets	27	89	57	95

Total	577	680	635	680

KEY OPERATING STATISTICS BY REGION	Quarter Ended September 30, 2016
	Avg. Production	Gross Wells	Operated Rigs at
	(MBoe/d)	Drilled	September 30, 2016
STACK	92	37	4
Delaware Basin	59	8	1
Eagle Ford	61	4	—
Heavy Oil	140	3	1
Barnett Shale	166	—	—
Rockies Oil	16	—	—
Other assets	16	—	—

Retained assets	550	52	6
Divested assets	27	—	—

Total	577	52	6

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND	2015		2016
	Quarter 3	Quarter 4	Quarter 1	Quarter 2	Quarter 3
Oil and bitumen (MBbls/d)
STACK	7	9	15	19	21
Delaware Basin	41	42	38	36	31
Eagle Ford	62	60	59	41	33
Heavy Oil	121	121	126	121	137
Barnett Shale	1	1	1	1	1
Rockies Oil	16	15	17	15	11
Other assets	13	12	12	11	11

Retained assets	261	260	268	244	245
Divested assets	21	18	17	15	6

Total	282	278	285	259	251

Natural gas liquids (MBbls/d)
STACK	22	24	30	30	23
Delaware Basin	8	11	12	13	12
Eagle Ford	26	27	24	17	13
Barnett Shale	47	49	46	46	44
Rockies Oil	2	1	1	1	1
Other assets	3	3	2	3	3

Retained assets	108	115	115	110	96
Divested assets	26	24	22	21	8

Total	134	139	137	131	104

Gas (MMcf/d)
STACK	229	253	306	289	292
Delaware Basin	70	82	84	99	92
Eagle Ford	155	152	144	103	85
Heavy Oil	16	24	15	28	18
Barnett Shale	807	786	768	757	730
Rockies Oil	41	38	32	31	19
Other assets	17	16	17	14	13

Retained assets	1,335	1,351	1,366	1,321	1,249
Divested assets	251	232	215	206	75

Total	1,586	1,583	1,581	1,527	1,324

Oil equivalent (MBoe/d)
STACK	67	75	96	97	92
Delaware Basin	61	66	63	65	59
Eagle Ford	113	113	107	76	61
Heavy Oil	124	125	129	126	140
Barnett Shale	183	181	175	173	166
Rockies Oil	25	23	23	21	16
Other assets	18	18	18	16	16

Retained assets	591	601	611	574	550
Divested assets	89	80	74	70	27

Total	680	681	685	644	577

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES	Quarter 3		September YTD
(average prices)	2016	2015	2016	2015
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$45.02	$46.69	$41.41	$51.11
Natural Gas ($/Mcf) - Henry Hub	$2.81	$2.77	$2.28	$2.80

REALIZED PRICES	Quarter Ended September 30, 2016
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$42.51	$9.80	$2.24	$20.26
Canada	$23.71	N/M	N/M	$23.23

Realized price without hedges	$32.27	$9.80	$2.24	$20.98
Cash settlements	$0.84	$0.10	$(0.04)	$0.32

Realized price, including cash settlements	$33.11	$9.90	$2.20	$21.30

	Quarter Ended September 30, 2015
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$42.09	$8.80	$2.24	$20.66
Canada	$25.10	N/M	N/M	$24.55

Realized price without hedges	$34.78	$8.80	$2.24	$21.37
Cash settlements	$21.16	$—	$0.47	$9.86

Realized price, including cash settlements	$55.94	$8.80	$2.71	$31.23

	Nine Months Ended September 30, 2016
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$36.89	$8.84	$1.70	$17.16
Canada	$18.58	N/M	N/M	$18.15

Realized price without hedges	$28.03	$8.84	$1.70	$17.37
Cash settlements	$(0.57)	$(0.06)	$0.12	$0.02

Realized price, including cash settlements	$27.46	$8.78	$1.82	$17.39

	Nine Months Ended September 30, 2015
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$45.91	$9.50	$2.27	$22.18
Canada	$27.84	N/M	N/M	$27.06

Realized price without hedges	$38.81	$9.50	$2.27	$22.98
Cash settlements	$19.48	$—	$0.53	$9.11

Realized price, including cash settlements	$58.29	$9.50	$2.80	$32.09

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS	Quarter Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2016	2015	2016	2015
Oil, gas and NGL sales	$1,113	$1,338	$3,023	$4,264
Oil, gas and NGL derivatives	79	414	(30)	426
Marketing and midstream revenues	1,690	1,849	4,503	5,569
Gains on asset sales	1,351	—	1,351	—

Total revenues and other	4,233	3,601	8,847	10,259

Lease operating expenses	355	510	1,215	1,625
Marketing and midstream operating expenses	1,480	1,637	3,884	4,939
General and administrative expenses	141	198	482	661
Production and property taxes	67	91	220	315
Depreciation, depletion and amortization	394	744	1,420	2,488
Asset impairments	319	5,851	4,851	15,479
Restructuring and transaction costs	(5)	—	266	—
Other operating items	17	14	41	54

Total operating expenses	2,768	9,045	12,379	25,561

Operating income (loss)	1,465	(5,444)	(3,532)	(15,302)
Net financing costs	243	136	570	378
Other nonoperating items	44	43	150	46

Earnings (loss) before income taxes	1,178	(5,623)	(4,252)	(15,726)
Income tax expense (benefit)	171	(1,714)	(228)	(5,435)

Net earnings (loss)	1,007	(3,909)	(4,024)	(10,291)
Net earnings (loss) attributable to noncontrolling interests	14	(402)	(391)	(369)

Net earnings (loss) attributable to Devon	$993	$(3,507)	$(3,633)	$(9,922)

Net earnings (loss) per share attributable to Devon:
Basic	$1.90	$(8.64)	$(7.22)	$(24.45)
Diluted	$1.89	$(8.64)	$(7.22)	$(24.45)
Weighted average common shares outstanding:
Basic	524	411	509	411
Diluted	527	411	509	411

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS	Quarter Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$1,007	$(3,909)	$(4,024)	$(10,291)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation, depletion and amortization	394	744	1,420	2,488
Asset impairments	319	5,851	4,851	15,479
Gains on asset sales	(1,351)	—	(1,351)	—
Deferred income tax expense (benefit)	86	(1,708)	(300)	(5,348)
Derivatives and other financial instruments	(58)	(481)	359	(606)
Cash settlements on derivatives and financial instruments	15	730	(133)	1,913
Other	169	171	190	437
Net change in working capital	136	67	181	93
Change in long-term other assets	(3)	52	10	211
Change in long-term other liabilities	12	36	7	(74)

Net cash from operating activities	726	1,553	1,210	4,302

Cash flows from investing activities:
Capital expenditures	(421)	(1,080)	(1,659)	(4,229)
Acquisitions of property, equipment and businesses	(3)	(113)	(1,641)	(530)
Divestitures of property and equipment	1,680	27	1,889	35
Other	34	(3)	7	(8)

Net cash from investing activities	1,290	(1,169)	(1,404)	(4,732)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	816	277	1,662	3,328
Repayments of long-term debt	(2,173)	(252)	(2,722)	(1,773)
Net short-term debt repayments	—	(169)	(626)	(932)
Early retirement of debt	(82)	—	(82)	—
Issuance of common stock	—	—	1,469	—
Sale of subsidiary units	—	—	—	654
Issuance of subsidiary units	59	9	835	13
Dividends paid on common stock	(32)	(99)	(190)	(296)
Contributions from noncontrolling interests	146	5	151	12
Distributions to noncontrolling interests	(77)	(68)	(224)	(186)
Other	(2)	(3)	(9)	(18)

Net cash from financing activities	(1,345)	(300)	264	802

Effect of exchange rate changes on cash	(9)	(22)	5	(65)

Net change in cash and cash equivalents	662	62	75	307
Cash and cash equivalents at beginning of period	1,723	1,725	2,310	1,480

Cash and cash equivalents at end of period	$2,385	$1,787	$2,385	$1,787

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS (in millions)	September 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$2,385	$2,310
Accounts receivable	1,092	1,105
Assets held for sale	717	—
Other current assets	257	606

Total current assets	4,451	4,021

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	75,431	78,190
Not subject to amortization	3,637	2,584

Total oil and gas	79,068	80,774
Midstream and other	10,320	10,380

Total property and equipment, at cost	89,388	91,154
Less accumulated depreciation, depletion and amortization	(73,219)	(72,086)

Property and equipment, net	16,169	19,068

Goodwill	3,963	5,032
Other long-term assets	2,230	1,330

Total assets	$26,813	$29,451

Current liabilities:
Accounts payable	$529	$906
Revenues and royalties payable	860	763
Short-term debt	350	976
Liabilities held for sale	202	—
Other current liabilities	910	650

Total current liabilities	2,851	3,295

Long-term debt	11,004	12,056
Asset retirement obligations	1,230	1,370
Other long-term liabilities	1,036	853
Deferred income taxes	631	888
Stockholders’ equity:
Common stock	52	42
Additional paid-in capital	7,487	4,996
Retained earnings (accumulated deficit)	(1,977)	1,781
Accumulated other comprehensive earnings	278	230

Total stockholders’ equity attributable to Devon	5,840	7,049
Noncontrolling interests	4,221	3,940

Total stockholders’ equity	10,061	10,989

Total liabilities and stockholders’ equity	$26,813	$29,451

Common shares outstanding	524	418

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions)	Quarter Ended September 30, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$1,113	$—	$—	$1,113
Oil, gas and NGL derivatives	79	—	—	79
Marketing and midstream revenues	766	1,104	(180)	1,690
Gains on asset sales	1,351	—	—	1,351

Total revenues and other	3,309	1,104	(180)	4,233

Lease operating expenses	355	—	—	355
Marketing and midstream operating expenses	784	876	(180)	1,480
General and administrative expenses	111	30	—	141
Production and property taxes	57	10	—	67
Depreciation, depletion and amortization	268	126	—	394
Asset impairments	319	—	—	319
Restructuring and transaction costs	(5)	—	—	(5)
Other operating items	20	(3)	—	17

Total operating expenses	1,909	1,039	(180)	2,768

Operating income	1,400	65	—	1,465
Net financing costs	195	48	—	243
Other nonoperating items	46	(2)	—	44

Earnings before income taxes	1,159	19	—	1,178
Income tax expense	164	7	—	171

Net earnings	995	12	—	1,007
Net earnings attributable to noncontrolling interests	—	14	—	14

Net earnings (loss) attributable to Devon	$995	$(2)	$—	$993

OTHER KEY STATISTICS
(in millions)	Quarter Ended September 30, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Cash flow statement related items:
Operating cash flow	$517	$209	$—	$726
Capital expenditures	$(285)	$(136)	$—	$(421)
Divestitures of property and equipment	$1,676	$4	$—	$1,680
EnLink distributions received (paid)	$66	$(143)	$—	$(77)
Issuance of subsidiary units	$—	$59	$—	$59
Balance sheet statement items:
Net debt (1)	$5,784	$3,185	$—	$8,969

(1)	Net debt is a non-GAAP measure. For a reconciliation of the comparable GAAP measure, see “Non-GAAP Financial Measures” later in this release.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES
(in millions)	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2016
Exploration and development capital	$231	$816
Capitalized G&A and interest	71	230
Acquisitions	16	1,547
Other	7	19

Devon capital expenditures (1)	$325	$2,612

(1)	Excludes $132 million and $816 million attributable to EnLink for the third quarter and first nine months of 2016, respectively.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on third-quarter 2016 earnings.

	Quarter Ended September 30, 2016
(in millions, except per share amounts)	Before-tax	After-tax	After Noncontrolling Interests	Per Share
	(Millions)
Earnings attributable to Devon (GAAP)	$1,178	$1,007	$993	$1.89
Adjustments:
Gains on asset sales	(1,351)	(787)	(787)	(1.48)
Deferred tax asset valuation allowance	—	(408)	(408)	(0.78)
Fair value changes in financial instruments and foreign currency	(16)	(3)	(3)	(0.01)
Restructuring and transaction costs	(5)	(3)	(3)	(0.01)
Early retirement of debt	84	53	53	0.10
Asset impairments	319	202	202	0.38

Core earnings attributable to Devon (Non-GAAP) (1)	$209	$61	$47	$0.09

(1)	Devon’s core earning calculation was negatively impacted by an $85 million, non-cash tax charge or $0.16 per share.

NET DEBT AND ADJUSTED NET DEBT

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Adjusted net debt is net debt further adjusted for the proceeds Devon received from the Access Pipeline divestiture transaction that closed in October of 2016 or the cash consideration for the Felix acquisition. Devon believes that adjusting for these items, including the asset sale proceeds and the Felix cash consideration, against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	September 30, 2016
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$8,109	$3,245	$11,354
Less cash and cash equivalents	(2,325)	(60)	(2,385)

Net debt (Non-GAAP)	5,784	3,185	8,969
Proceeds from asset sales	(1,100)	—	(1,100)

Adjusted net debt (Non-GAAP)	$4,684	$3,185	$7,869

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

(in millions)	December 31, 2015
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$10,023	$3,090	$13,113
Less cash and cash equivalents	(2,292)	(18)	(2,310)

Net debt (Non-GAAP)	7,731	3,072	10,803
Cash consideration for Felix acquisition	850	—	850

Adjusted net debt (Non-GAAP)	$8,581	$3,072	$11,653

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE	Quarter 4
	Low	High
Oil and bitumen (MBbls/d)
U.S.	103	108
Heavy Oil	135	140

Total	238	248

Natural gas liquids (MBbls/d)
Total	85	90
Gas (MMcf/d)
U.S.	1,190	1,230
Heavy Oil	14	16

Total	1,204	1,246

Oil equivalent (MBoe/d)
U.S.	387	403
Heavy Oil	137	143

Total	524	546

PRICE REALIZATIONS GUIDANCE	Quarter 4
	Low	High
Oil and bitumen - % of WTI
U.S.	86%	96%
Canada	50%	60%
NGL - realized price	$8	$13
Natural gas - % of Henry Hub	78%	88%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS	Quarter 4
($ millions, except %)	Low	High
Marketing & midstream operating profit	$205	$225
Lease operating expenses	$360	$400
General & administrative expenses	$140	$160
Production and property taxes	$55	$65
Depreciation, depletion and amortization	$400	$450
Other operating items	$20	$30
Net financing costs (1)	$140	$160
Current income tax rate	0.0%	0.0%
Deferred income tax rate	35.0%	45.0%

Total income tax rate	35.0%	45.0%

Net earnings attributable to noncontrolling interests	$—	$—

(1)	Fourth quarter includes $13 million of non-cash accretion on EnLink’s installment purchase obligations.

CAPITAL EXPENDITURES GUIDANCE	Quarter 4
(in millions)	Low	High
Exploration and development	$400	$425
Capitalized G&A	50	60
Capitalized interest	15	20
Other	5	15

Devon capital expenditures (2)	$470	$520

(2)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

	Oil Commodity Hedges
COMMODITY HEDGES	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q4-2016	40,848	$49.02	20,000	$40.85	$50.85	18,500	$55.00
Q1-Q4 2017	31,075	$52.48	51,744	$45.06	$57.96	—	$—
Q1-Q4 2018	740	$51.26	1,973	$45.96	$55.96	—	$—

	Oil Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q4-2016	Western Canadian Select	33,000	(13.40)

	Natural Gas Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q4 2016	155,000	$2.83	385,000	$2.74	$2.97	400,000	$2.80
Q1-Q4 2017	159,151	$3.08	230,904	$2.91	$3.31	—	$—
Q1-Q4 2018	11,096	$3.35	8,630	$3.18	$3.48	—	$—

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of October 28, 2016.